SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

                  HALO COMPANIES, INC.
 (Exact name of Company as specified in its charter)

                            Delaware
(State or other jurisdiction of incorporation)

000-15862	13-3018466
(Commission File Number)	(IRS Employer Identification No.)

One Allen Center, Suite 110, 700 Central Expressway South, Allen, Texas 75013
              (Address of principal executive offices)                                          (Zip Code)

Company’s telephone number, including area code:  (214) 644-0065

GVC VENTURE CORP.
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2009, GVC Venture Corp. (the “Company”) amended and restated its then existing Certificate of Incorporation by filing a Restated Certificate of Incorporation with the Delaware Secretary of State.  This filing was made (a) to change the Company’s name to Halo Companies, Inc., (b) to increase the number of authorized shares of common stock from 50 million to 375 million, (c) to eliminate the 80% voting threshold requirements for certain corporate actions and (d) to modify certain provisions relating to the terms of directors.

Also on December 11, 2009, the Company amended its Restated Certificate of Incorporation by filing an Amendment to Restated Certificate of Incorporation with the Delaware Secretary of State.  This filing was made to effect a 7.57 for one (7.57:1) reverse stock split on the Company’s outstanding common stock as of November 13, 2009.

On November 10, 2009, the Company’s Board of Directors approved the Restated Certificate of Incorporation and the Amendment to Restated Certificate of Incorporation, subject to stockholder approval.  On November 13, 2009, senior executives of the Company delivered to the Company an executed written consent of stockholders approving the Restated Certificate of Incorporation and the Amendment to Restated Certificate of Incorporation.  The written consent reflected the vote of holders of shares representing approximately 94% of the combined voting power of the Company’s equity securities.  The Restated Certificate of Incorporation and the Amendment to Restated Certificate of Incorporation became effective on December 11, 2009.

Also on November 10, 2009, the Company’s Board of Directors approved Amended By-Laws of the Company (the “By-Laws”). Pursuant to the terms of the Board’s approval, the By-Laws became effective on December 11, 2009.

A description of the material provisions of the Restated Certificate of Incorporation, the Amendment to Restated Certificate of Incorporation and the Amended By-Laws can be found in the Information Statement on Schedule 14C which was filed by the Company with the Securities and Exchange Commission on November 20, 2009, and is incorporated herein by reference.

The Restated Certificate of Incorporation, the Amendment to Restated Certificate of Incorporation and the Amended By-Laws are attached as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K.

On November 10, 2009 the Company’s Board of Directors authorized a change in the Company's fiscal year end to December 31 from June 30. The Company plans to report its financial results for the full 12-month period of January 1, 2009 through December 31, 2009 on a Transition Report on Form 10-K.  After filing the Transition Report, the Company’s next fiscal year end will be December 31, 2010. The Company’s press release, dated December 15, 2009, announcing the change in fiscal year is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of GVC Venture Corp. changing the name of the company to Halo Companies, Inc., filed with the Secretary of State of the State of Delaware on December 11, 2009.
3.2	Amendment to Restated Certificate of Incorporation of Halo Companies, Inc., filed with the Secretary of State of the State of Delaware on December 11, 2009.
3.3	Amended By-Laws of Halo Companies, Inc., as amended through December 11, 2009.
99.1	Press Release dated December 15, 2009.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 15, 2009

HALO COMPANIES, INC.

By: _______________________________________
       Brandon C. Thompson
           Chairman of the Board,
               Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of GVC Venture Corp. changing the name of the company to Halo Companies, Inc., filed with the Secretary of State of the State of Delaware on December 11, 2009.
3.2	Amendment to Restated Certificate of Incorporation of Halo Companies, Inc., filed with the Secretary of State of the State of Delaware on December 11, 2009.
3.3	Amended By-Laws of Halo Companies, Inc., as amended through December 11, 2009.
99.1	Press Release dated December 15, 2009.